                                                                    Exhibit 10.3



                                 AMENDMENT TO
                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG

                          CENTURY PARTNERS GROUP, LTD.
                        (a Florida limited partnership)
                                     BUYER,

                                      AND

                               CHAI CAPITAL, LTD.
                        (a Florida limited partnership)
                                      and
                       WEITZER HOMEBUILDERS INCORPORATED
                            (a Florida corporation),
                                    SELLERS

                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                     -------------------------------------

     AGREEMENT, dated as of this 28th day of July, 1999 (the "Agreement"), is entered into by and among CHAI CAPITAL, LTD., a Florida limited partnership ("Seller" or "Chai"); WEITZER HOMEBUILDERS INCORPORATED, a Florida corporation (the "Company" or 'Weitzer"); and CENTURY PARTNERS GROUP, LTD., a Florida limited partnership ("Buyer" or "Century").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of June 22, 1999, pursuant to which, among other things, Century was purchasing from the Company an aggregate 22,123,893 shares of the Company's Class A Common Stock (the "Weitzer Shares"), in consideration for an aggregate $25,000,000;

     WHEREAS, in accordance with the terms of the Stock Purchase Agreement, the Weitzer Shares were issued and placed in escrow together with the consideration for such Weitzer Shares (and which consideration consisted of a promissory note in the aggregate principal amount of $24,778,761.07 (the "Century Note"), and cash in the aggregate amount of $221,238.93, representing the aggregate par value for such shares of Class A Common Stock);

     WHEREAS, the Weitzer Shares and the consideration paid by Century for such Weitzer Shares were to be released from escrow upon the consummation of the transactions contemplated by the Stock Purchase Agreement;

     WHEREAS, in accordance with the terms of the Stock Purchase Agreement and that certain Security Agreement (the "Security Agreement"), entered into by and between Century and the Company, Century was to pledge certain assets to the Company to secure the Century Note, and which assets were to be identified and included in a schedule to such Security Agreement; and

     WHEREAS, to date, Century has not provided such schedule to the Company, and in lieu of expending resources in ascertaining the identity and value of such assets to be pledged, and for other reasons, including, the agreement by Chai and Weitzer, as set forth in the Stock Purchase Agreement to restructure the transactions contemplated therein to accommodate certain interests of Century, the parties hereto are each willing to amend the Stock Purchase Agreement to provide for the elimination of the issuance of the Weitzer Shares to Century and the corresponding elimination of the issuance and delivery of the Weitzer Note and Security Agreement by Century to the Company, and to provide for the issuance of certain options, as described below, by the Company to Century to purchase shares of the Company's Class A Common Stock, upon the terms and conditions contained hereinafter.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

 I.  AMENDMENT OF STOCK PURCHASE AGREEMENT.
     -------------------------------------

     1.1 The parties hereto hereby agree and acknowledge that to the extent set forth herein, the Stock Purchase Agreement, and all of the exhibits and ancillary documentation attached thereto or referred to therein is hereby amended. To the extent of any inconsistency between this Agreement and the Stock Purchase Agreement, and/or the exhibits and/or ancillary documentation referred to therein, this Agreement shall govern.


II.  WEITZER SHARES; CENTURY NOTE.
     ----------------------------

     2.1 The parties hereto agree and acknowledge that, in accordance with the terms and conditions of the Stock Purchase Agreement, the Weitzer Shares and the consideration paid by Century therefor were only to be released from escrow upon the consummation of the transactions contemplated by the Stock Purchase Agreement. The parties hereto further agree and acknowledge that the conditions of closing, as set forth in and contemplated by the Stock Purchase Agreement, relating to the delivery of the schedule of assets to the Security Agreement, identifying those assets to be pledged by Century to the Company to secure the Century Note, will not be effectuated, and accordingly, the Weitzer Shares and the consideration paid therefore can only be released in accordance with the Stock Purchase Agreement, to the parties who initially delivered the same to be maintained in escrow. Accordingly, the parties hereto hereby agree that the Weitzer Shares shall be released from escrow as of the date hereof and returned to Weitzer for cancellation and the Century Note shall be released back to Century as of the date hereof for cancellation. The parties hereto further agree that the cash consideration paid by Century for the Weitzer Shares, including accrued interest thereon, shall be continued to be maintained in escrow, and shall be considered part of the Deposit, as defined in the Stock Purchase Agreement, and shall be released from escrow at the same time and upon satisfaction of the same conditions as govern the release of the $278,761.07 initially placed in escrow as the initial Deposit by Century. Accordingly, the amount of the Deposit, as defined in the Stock Purchase Agreement, is hereby amended to include the initial Deposit of $278,761.07 plus the additional amount of $221,238.93, referred to above, plus accrued interest.

     2.2 The parties hereto hereby further agree and acknowledge that since the terms of the escrow governing the Weitzer Shares and the Century Note could never be satisfied, and since such escrow requires that the Weitzer Shares be returned to the Company for cancellation and the Century

Note be returned to Century for cancellation, the cancellation of the Weitzer Shares and the return and cancellation of the Century Note shall be deemed to have occurred ab initio, such that the Weitzer Shares and Century Note shall be deemed never to have been issued and/or shall be deemed never to have been outstanding.

III. OPTIONS.
     -------

     3.1 The parties hereto hereby agree that effective as of the Closing Date, as defined in the Stock Purchase Agreement, the Company shall issue options (the "Options"), to Century in consideration for the cash payment of $1,130,998, to purchase an aggregate 22,123,893 shares of the Company's Class A Common Stock (the "Option Shares"). The Options may be exercised into Option Shares at any time prior to the expiration thereof, at an exercise price of $1.13 per share of the Company's Class A Common Stock. 12,123,893 of said Options shall expire on September 2, 1999, and 5,000,000 of said Options shall expire on November 2, 1999, and the balance (5,000,000) shall expire on February 2, 2000.

     3.2 The parties hereto further agree and acknowledge that the issuance and delivery of the Options, in substantially the form and substance as set forth in Exhibit A, attached hereto and incorporated herein by reference and the payment of the consideration described above by Century for such Options, shall be a condition to closing of the transactions contemplated by the Stock Purchase Agreement.

IV.  MISCELLANEOUS.
     -------------

     4.1 This Agreement may be amended, modified or supplemented at any time, but only by written agreement of the parties hereto. Any failure of Chai, Century, or Weitzer to comply with any term or provision of this Agreement may be waived, to the extent permitted by applicable law, by the other party(s) at any time by an instrument in writing signed by or on behalf of such other party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply, or any other term or provision.

     4.2 Should any provision of this Agreement, or any clause thereof, for any reason be determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement, or any clause thereof, which other provisions and clauses shall remain in full force and effect, and the application of such invalid or unenforceable provision, or such clause thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable law.

     4.3 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provide that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, directly or indirectly, by any party without the prior written consent of the other party(s) hereto.

     4.4 This Agreement is not intended and shall not be deemed to confer upon or give any person, except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

     4.5 This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.6 The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the

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meaning or interpretation of this Agreement. No party to this Agreement shall be considered the draftsman of this Agreement and the Exhibit hereto.

     4.7 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without reference to principles of conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  CHAI:
                                  CHAI CAPITAL, LTD.
                                  a Florida limited partnership

                                  By: CHAI CAPITAL CORP., a Florida corporation,
                                      as general partner

                                      By: /s/ Michael Ambrosio
                                          --------------------------------------
                                          Michael Ambrosio, President

                                  BUYER:
                                  CENTURY PARTNERS GROUP, LTD.
                                  a Florida limited partnership

                                  By: CENTURY ENTERPRISES GROUP, INC. a
                                      Florida corporation, as general partner

                                      By: /s/ Sergio Pino
                                          --------------------------------------
                                          Sergio Pino, President

                                  WEITZER:
                                  WEITZER HOMEBUILDERS, INCORPORATED
                                  a Florida corporation

                                  By: /s/ Harry Weitzer
                                      ------------------------------------------
                                      Harry Weitzer, President

                                   EXHIBIT A
                                   ---------

                                OPTION AGREEMENT
                                ----------------

     AGREEMENT, made as of the ____ day of August, 1999, by and between Weitzer Homebuilders Incorporated, a Florida corporation, having its principal place of business at 14505 Commerce Way, Suite 400, Miami Lakes, Florida 33016 ("Company"), and Century Partners Group, Ltd., a Florida limited partnership ("Optionee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company, the Optionee and Chai Capital Ltd. are parties to that certain Stock Purchase Agreement dated as of June 22, 1999, and the Amendment thereto, dated as of July 28, 1999 (the "Amendment"); and

     WHEREAS, pursuant to the terms of such Amendment, the Company has granted to Optionee options to purchase shares of the Company's Class A Common Stock for the aggregate cash consideration set forth in such Amendment.

     NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto hereby agree as follows:

1.   Options.

     The Company hereby grants to Optionee an aggregate Twenty Two Million One Hundred Twenty Three Thousand Eight Hundred Ninety Three (22,123,893) options (the "Options"), to purchase in the aggregate a like number of shares of the Company's Class A Common Stock (the "Shares"), par value $.01 per Share. Each Option shall entitle the Optionee to purchase one Share, except as otherwise provided herein.

2.   Exercise Price.

     The exercise price per Option shall be $1.13 per Share. The exercise price may be paid in cash or may be satisfied by the tendering or conveyance to the Company of assets, including real estate assets and/or partnership interests, owned by Optionee, having a fair market value equal to the exercise price of the Options then being exercised. "Fair market value" as used in this Paragraph shall refer to the fair market value as (a) determined by an appraiser and/or
(b) as determined by the Company's Board of Directors and which Board of Directors may consider in reaching any such determination various factors, including any third party bona fide offer to purchase and/or otherwise acquire such assets.

3.   Exercise of Options.

     a. The Options may be exercised commencing as of the date hereof in whole or in part through the following expiration dates: Twelve Million One Hundred Twenty Three Thousand Eight Hundred Ninety Three (12,123,893) Options shall expire at 11:59 p.m., Miami, Florida time, on September 2, 1999, Five Million (5,000,000) Options shall expire at 11:59 p.m., Miami, Florida time, on November 2, 1999, and Five Million Options (5,000,000) shall expire at 11:59 p.m., Miami, Florida time, on February 2, 2000. Such Option expiration dates shall be extended in the event of and for so long as any such exercise of such Options is delayed or prevented by force majeure ("Force Majeure"), which shall mean acts of God, labor disputes (whether lawful or not), civil riots, floods, and any other cause not reasonably within the control of the Optionee and/or the Company.

     b. Optionee shall notify the Company in writing as to the exercise of the Options herein granted, which notice shall be accompanied by payment of the exercise price. As soon as practicable thereafter, the Company shall cause to be issued to Optionee certificates evidencing the Shares purchased by Optionee.

4.   Shares as Investment.

     By accepting these Options, Optionee agrees for itself and its assigns that the Options and any and all Shares issuable hereunder upon exercise of the Options are being acquired for investment purposes only and not with the view toward the further distribution thereof, and upon the issuance of any or all of the Shares upon the exercise of the Options granted hereunder, Optionee, or its heirs, personal representatives, successors or assigns receiving such Shares, shall deliver to the Company a representation in writing that such Shares are being acquired for investment purposes only and without the intent toward the further distribution thereof. Optionee further acknowledges that the Options and the Shares issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and accordingly, the ability of the holder thereof to sell, assign and/or dispose of the same may be severely limited. In addition, Optionee hereby further acknowledges that the Company will place a "stop transfer" order with respect to any such Shares with its transfer agent and will place an appropriate restrictive legend on the certificates evidencing any such Shares.

5.   Adjustments Upon Changes in Capitalization.

     a. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number of shares as to which the Options may be exercised shall be correspondingly adjusted by the Company, and the exercise price shall be also correspondingly adjusted. No adjustment shall be made with respect to cash dividends, distributions, or the issuance to shareholders of the Company of rights to subscribe for additional shares of Common Stock or other securities. No adjustment shall be required hereunder in the event the Company modifies or changes the rate of conversion of one Class of its Common Stock into another Class.

     b. Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of Shares.

6.   Restriction on Issuance of Shares.

     The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any Options unless: (a) the issuance of such Shares has been registered with the Securities and Exchange Commission under the Act, or counsel to the Company shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and
(c) permission for the listing of such Shares shall have been given by any national securities exchange or inter-quotation dealer system on which the Common Stock of the Company is at the time of issuance listed.

7.   No Rights as Shareholder.

     Optionee shall have no rights as a shareholder in respect of Shares as to which the Options granted hereunder shall not have been exercised and payment made as herein provided.

8.   Binding Effect.

     Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, personal representatives, successors and assigns.

9.   Miscellaneous.

     This Agreement shall be construed under the laws of the State of Florida, without application of the principles of conflicts of laws. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                   WEITZER HOMEBUILDERS
                                   INCORPORATED, a Florida corporation



                                   By:
                                      -------------------------------------
                                      Harry Weitzer, President

                                   OPTIONEE:

                                   CENTURY PARTNERS GROUP, LTD, a
                                   Florida limited partnership

                                   By: CENTURY ENTERPRISES GROUP, INC.
                                       a Florida corporation, as general partner



                                   By:
                                      -------------------------------------
                                      Sergio Pino,  President